Exhibit 99.4

TRANSITION SUPPORT AGREEMENT

This TRANSITION SUPPORT AGREEMENT (“Agreement”) dated May 21, 2012 (“Effective Date”) is entered into by and between R.R. Donnelley & Sons Company, a Delaware corporation, with an office at 111 South Wacker Drive, Chicago, Illinois 60606 (“RRD”), and EDGAR Online, Inc., a Delaware corporation, with an office at 11200 Rockville Pike, Suite 310, Rockville, Maryland 20852 (“EDGR”).

WHEREAS, EDGR and RRD have this day entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among EDGR, RRD and [Merger Sub];

WHEREAS, pending completion of the merger contemplated by the Merger Agreement or the termination of the Merger Agreement, and subject to the terms and conditions of this Agreement, RRD wishes to license EDGR’s proprietary Xcelerate® software in connection with RRD’s XBRL conversion and filing offering.

In consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:

1. Definitions

1.1 “Confidential Information” means this Agreement and all its Schedules, any addenda hereto signed by both parties, all Software listings, Documentation, information, data drawings, benchmark tests, specifications, trade secrets, object code and machine-readable copies of the Software, source code relating to the software, and any other proprietary information supplied to RRD by EDGR, or by RRD to EDGR, and clearly marked as “confidential information” including all items defined as “confidential information” in any other agreement between RRD and EDGR whether executed prior to or after the date of this Agreement.

1.2 “Documentation” means all on-line help files or written instruction manuals regarding the Use of the Software, including without limitation the “Online Reviewer’s Guide”.

1.3 “Hosting Environment” shall mean EDGR’s hardware, network server(s) and data center or that of a third party under lease or license to EDGR used to provide RRD access to the Software.

1.4 “Hosting Services” has the meaning ascribed to it in Section 4.1 below.

1.5 “Software” means the Xcelerate® system as supplied by EDGR and further described on Schedule A and excludes Third Party Software.

1.6 “Third Party Software” means the computer program(s) (if any), listed in Schedule A to which the terms and conditions of the applicable Third Party Software Exhibit shall be attached to this Agreement.

1.7 “Use” means the loading, utilization, storage or display of the Software to perform XBRL Services in-house by RRD and for the benefit of end users who are clients of RRD as contemplated by, and subject to all limitations set forth in, this Agreement. “Use” shall also include the right of RRD to permit access to, and Use of the Software by, its third-party contractors providing services solely for the benefit of RRD and always in accordance with the same restrictions and limitations on Use applicable to RRD. “Use” shall also include the direct usage by end users who are clients of RRD of only the following two components of the Software: the Online Reviewer’s Guide and the Last Minute Edit feature.

1.8 “XBRL Services” shall mean the conversion of regulatory documents into XBRL instance documents to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

2. Grant of License

2.1 For so long as this Agreement is in force and in consideration for the payment of fees pursuant to the Agreement, EDGR grants to RRD a world-wide, nonexclusive and non-transferable license to (a) access and Use the Software, (b) access and use the Documentation in connection with Use of the Software, and (c) copy the Software for backup or archival purposes provided that all titles, trademark symbols, copyright symbols and legends, and other proprietary markings are reproduced.

2.2 The Software shall have the features described on Schedule A hereto.

3. License Restrictions

RRD agrees that it will not itself, or through any parent, subsidiary, affiliate, agent or other third party:

a) sell, lease, license, sublicense or encumber all or any portion of the Software or Documentation;

b) decompile, disassemble, or reverse engineer any portion of the Software;

c) write or develop any derivative software or any other software program based on the Confidential Information provided by EDGR;

d) use the Software to provide processing services to third parties, commercial timesharing, rental or sharing arrangements, or on a “service bureau” basis; or

e) except as otherwise provided under this Agreement, provide, disclose, divulge or make available to, or permit use of the Software by, persons other than RRD’s employees and third-party contractors (including without limitation Aptara) providing services solely for the benefit of RRD, or RRD client end users who have usage rights with respect to limited portions of the Software as described above in the definition of “Use” (and always in accordance with the same restrictions and limitations on Use applicable to RRD).

4. Hosting Services

4.1 EDGR agrees to provide the Hosting Services for the Software. Details regarding the Hosting Services are set forth Schedule B to this Agreement.

4.2 EDGR shall install, operate and maintain a single instance of the Hosting Environment for RRD to access and use the Software as permitted under the Agreement. EDGR shall maintain the Hosting Environment and all of its other assets utilized in providing Hosting Services to RRD (including leased and licensed assets) in good condition in accordance with the warranties and representations set forth in this Agreement and in such locations and configurations as to be readily identifiable to RRD. EDGR shall provide RRD with administrative user ID and password for accessing the Software and the Hosting Environment.

4.3 Subject to the terms and conditions of this Agreement, and in consideration for the payment of fees pursuant to the Agreement, EDGR grants to RRD a worldwide, nonexclusive, nontransferable license to access the Hosting Environment solely for RRD’s Use in connection with performing the XBRL Services.

4.4 EDGR shall incorporate updates to the Software (if any) into the Hosting Environment when and if available. However, migration of RRD’s data and configuration for the updates shall be subject to charges for the required consulting services and shall be subject to reimbursement on a time and materials basis pursuant to a written statement of work signed by the parties.

4.5 EDGR shall ensure the security and integrity of uploaded data and shall have implemented as of the date of this Agreement, and shall thereafter continue to maintain for the term of the Agreement, EDGR’s current security policy or policies which have previously been disclosed to RRD. EDGR shall further ensure that it shall not modify these policies in any way that would lessen, reduce or otherwise materially impact the policies’ current SAS 70 levels and controls

EDGR shall at all times comply with the terms set forth in such security policy or policies and it shall not make any changes to the policies that effectively reduce or limit the rights or protections offered to RRD under the current policies or the Agreement.

4.6 EDGR will maintain data back up services and a disaster recovery plan consistent with that which has previously been disclosed to RRD.

5. Support, Training and Consulting

5.1 EDGR shall provide the support for the Software and Hosted Environment as further described in Schedule C.

5.2 EDGR shall provide the training for the Hosted Environment as further described in Schedule D.

5.3 EDGR will provide consulting services to RRD on an as-needed and as-available basis as may be agreed to by the parties in one or more additional statements of work at the rates set forth herein. These services may encompass all aspects of content creation assistance, including taxonomy extension creation, dimensional construct analysis and industry-specific expertise. All such statements of work shall be subject to the terms and conditions of the Agreement.

6. Fees

6.1 In consideration of the rights granted herein, RRD shall pay EDGR the license fees specified in Schedule E, in accordance with the terms therein.

6.2. In consideration of the support and training to be provided hereunder, RRD shall pay the fees specified in Schedule F, in accordance with the terms therein.

6.3 Schedule G sets forth a substantially complete schedule of the hardware, servers and other tangible property and other “hard” costs that EDGR will incur in connection with creating the Hosting Environment. RRD shall reimburse EDGR for the costs incurred by EDGR as set forth on Schedule G.

7. RRD Responsibilities

RRD acknowledges and agrees that:

(a)	it shall be solely responsible for any damage to RRD’s data, the Software or the Hosting Environment caused by (i) the negligent or willful misconduct of RRD’s employees, consultants or agents to whom RRD has provided access to the Hosting Environment; or (ii) the conduct of any third party that has accessed the Hosting Environment using RRD’s passwords through no fault of EDGR;

(b)	in connection with providing the maintenance and support described herein, RRD agrees to: (i) maintain the equipment, lines and connections owned and/or operated by RRD that are necessary for its authorized users to access the Hosting Environment; (ii) perform any tests or procedures reasonably recommended by EDGR for the purpose of identifying and/or resolving any problems; (iii) at all times follow routine operator procedures as specified in Documentation related to the Software; (iv) ensure that it does not, nor permit its agents or employees, to modify, supplement, tamper with, compromise, or attempt to circumvent the Software or Hosting Environment in any manner, including without limitation, any physical or electronic security or audit measures employed by EDGR; and (v) at all times comply with the reasonable rules and policies of any third party hosting vendor utilized by EDGR in connection with providing the services hereunder;

(c)	except as stated in this Agreement, it is responsible for providing all internal technical support and training to its users, maintaining connectivity of the users to the Internet and validating the accuracy of RRD’s or its customer’s data in the Hosting Environment; and

(d)	it is solely responsible for the management of network, computers, software, telecommunications and devices external to the Hosting Environment.

8. Intellectual Property

EDGR is the exclusive owner of, and retains all right, title and interest in and to, the Software, the Hosting Environment and its other data, software solutions and services delivered pursuant hereto. EDGR has created, acquired, owns or otherwise has rights in, and may, in connection with the performance of all services delivered under the Agreement, including the delivery of the Software and Hosting Environment, use, provide, modify, create, acquire or otherwise obtain rights in, concepts, ideas, methods, methodologies, procedures, processes, know-how, techniques, models, templates and software (collectively, the “EDGR Property”). RRD hereby recognizes that EDGR retains all intellectual property rights in, and to, the EDGR Property and all EDGR Confidential Information, including, without limitation, all corrections, modifications and other derivative works thereto. RRD hereby assigns to EDGR all intellectual property rights it may now or hereafter possess in the EDGR Property and EDGR’s Confidential Information, and all derivative works thereof and agrees (i) to execute all documents, and take all actions, that may be necessary to confirm such rights, and (ii) to retain all proprietary marks, legends and patent and copyright notices that appear on the EDGR Property delivered to RRD. EDGR acknowledges that the EDGR Property shall not include any of RRD’s or RRD’s end users’ confidential information or tangible or intangible property, and EDGR shall have no ownership rights in such property, or any right to use such property except in furtherance of the services provided under this Agreement.

9. Audit and Non-Solicit

9.1 During the term of this Agreement and for a period of two (2) years thereafter (the “Audit Period”), RRD shall maintain complete, accurate and fully reproducible records of all its activities related to this Agreement which are reasonably necessary to enable an auditor to ascertain the proper usage of the Software and Hosting Environment (the “Records”). RRD shall provide copies of all relevant documents as reasonably requested to EDGR or its authorized representatives from time to time. In the event that EDGR or its authorized representatives determine that such usage is not in accordance with this Agreement, EDGR shall notify RRD in writing of the discrepancy. Within ten (10) business days of receiving notice of the discrepancy, the parties shall enter into good faith negotiations to settle the dispute. In the event that the parties are unable to settle the dispute within fifteen (15) days thereafter, they shall submit the dispute to a mutually agreed upon independent auditor. If the independent auditor determines that such usage is incorrect, RRD shall pay to EDGR any amounts due as determined by the independent auditor.

9.2 During the Audit Period, upon at least thirty (30) days’ prior written notice to EDGR, EDGR will allow, and will use reasonable efforts to cause EDGR auditors to allow, RRD’s and RRD Agents’ to review records and operations as they relate to the Software, Hosted Environment and Hosted Services provided under this Agreement (including but not limited to any security and data protection obligations hereunder), including to (i) verify the integrity of any RRD or RRD client end user Confidential Information, and verify compliance with duties and obligations with respect to information protection, security and confidentiality, (ii) verify integrity of any data supplied by RRD as part of the services, and (iii) verify compliance with any other terms of the Agreement between or among the parties.

9.3 During the term of this Agreement and for a period of twelve (12) months thereafter, the parties hereto agree that each of them will not solicit or hire any personnel of the other party, without the prior written consent of the other party, provided, however, that (i) general solicitations for employment not specifically targeting such personnel shall not be considered a breach of this Agreement, (ii) the restrictions in this sentence shall not apply to persons who are referred to either party by search firms, employment agencies or other similar entities provided that such entities have not been instructed by such party to solicit the employees of the other party, and (iii) the restrictions in this sentence shall not apply in the event that the employee seeking employment by the other responded to a published advertisement, including web or other job postings or a job fair.

10. Warranties and Limitation of Liability

10.1 EDGR warrants to the RRD that the Software will perform in substantial accordance with the Documentation for a period of ninety (90) days from the Effective Date. If the Software does not perform as warranted, EDGR shall undertake to correct the Software, or if correction of the Software is reasonably not possible, replace such Software free of charge. If neither of the foregoing is commercially practicable, EDGR shall terminate this Agreement with respect to the non-confirming software program and refund the monies paid by RRD for the non-conforming software program. The foregoing are RRD’s sole and exclusive remedies for breach of this software warranty. The warranty set forth above is made to and for the benefit of RRD only and will be enforceable against EDGR only if:

a)	the Software has been properly installed and has been used at all times in accordance with the instructions for Use; and

b)	all modifications, alterations or additions to the Software, if any, have been made using software tools provided by EDGR to RRD; and

c)	RRD has not made or caused to be made modifications, alterations or additions to the Software that cause it to deviate from the Documentation.

10.2 EDGR warrants that it shall perform all Hosting Services in a good and workmanlike manner by qualified personnel and the Hosting Environment shall be capable of operating the Software (subject to the capacity thereof). EDGR further warrants and represents that: i) it has the right to grant the rights under the Agreement, (ii) it has obtained any and all necessary permissions from third parties to grant these rights in the Software and Hosting Services, (iii) the Hosting Services are in substantial conformance with any specifications provided to RRD by EDGR (collectively the “Hosting Warranty”) and (iv) the Software, Hosting Services and Hosting Environment will not include any virus or mechanism that is designed to delete, interfere with or otherwise harm RRD’s hardware, information, data, or other programs. If RRD believes that EDGR has committed a material breach of the Hosting Warranty, RRD shall provide immediate written notice thereof to EDGR and EDGR shall have a commercially reasonable period following its receipt of such notice to cure such breach. Any claim for breach of the Hosting Warranty must be made in writing within thirty (30) days of such breach. RRD’s sole remedy and EDGR’s liability with respect to any breach of a Hosting Warranty, shall be either: (a) correction of Hosting Services that caused the breach of such warranty; or (b) replacement of the nonconforming component of the Hosting Environment. In the event that EDGR fails to repair or replace the nonconforming items under this Section 10.2 during the applicable cure period provided in this Section 10, RRD’s sole remedy shall be to cease use of the Hosting Environment and receive a refund of any prepaid service fees for the Hosting Services.

10.3 Except as set forth above, EDGR makes no warranties, whether express, implied, or statutory regarding or relating to the Software, the Documentation, the Hosting Environment or any materials or services furnished or provided to RRD under this Agreement, including support. Specifically, EDGR does not warrant that the Software will be error free or will perform in an uninterrupted manner. To the greatest extent allowed by law, EDGR specifically disclaims all implied warranties of merchantability, fitness for a particular purpose (even if EDGR had been informed of such purpose) with respect to the Software, the Documentation, the Hosting Environment and support, and with respect to the use of any of the foregoing.

10.4 Except as set forth in Section 10.6 below, in no event will either party be liable for any loss of profits, loss of use, business interruption, loss of date, cost of cover or indirect, special, incidental or consequential damages of any kind in connection with or arising out of this Agreement, the furnishing, performance or use of the Software or services performed hereunder or any delay in delivery of furnishing the Software or said services.

10.5 Except as set forth in Section 10.6 below, each party’s maximum aggregate liability (whether in contract or in tort or under any other form of liability) for damages or loss, howsoever arising or caused, whether or not arising from negligence, shall in no event be greater than the fees actually paid by RRD to EDGR under this Agreement in any one year for any and all claims arising during that year.

10.6 The limitations set forth in Sections 10.5 and 10.6 shall not apply to Section 11 hereunder, or either party’s gross negligence or willful misconduct.

11. Indemnification for Infringement

11.1 EDGR shall, at its expense, defend or settle any claim, action or allegation brought against RRD that the Software infringes any patent, copyright, trade secret or other proprietary right of any third party and shall pay any final judgments awarded or settlements entered into, provided that RRD gives prompt written notice to EDGR of any such claim, action or allegation of infringement and gives EDGR the authority to proceed as contemplated herein. In the event any such infringement, claim, action or allegation is brought or threatened, EDGR may, at its sole option and expense:

a)	procure for RRD the right to continue Use of the Software or infringing part thereof; or

b)	modify or amend the Software or infringing part thereof, or replace the Software or infringing part thereof with other software having substantially the same or better capabilities, or

(c)	if EDGR is unable to obtain the remedies as set forth in 11.1(a) or (b), terminate the Agreement and remit the pro-rata portion of fees paid by RRD as of the date of such termination.

11.2 The foregoing obligations shall not apply to the extent the infringement arises as a result of modifications to the Software or use of the software in combination with any components not supplied by EDGR. This Section 11 states the entire liability of EDGR with respect to infringement of any patent, copyright, trade secret or other proprietary right.

12. Confidential Information

Each party acknowledges that the Confidential Information constitutes valuable trade secrets and each party agrees that it shall use the Confidential Information of the other party solely in accordance with the provisions of this Agreement and will not disclose, or permit to be disclosed, the same, directly or indirectly, to any third party without the other party’s prior written consent. Each party agrees to exercise the same level of due care in protecting the Confidential Information from unauthorized use and disclosure that it would use to safeguard and protect its own Confidential Information. However, neither party bears any responsibility for safeguarding information that (i) is publicly available; (ii) obtained by the other party from third parties without restrictions on disclosure, (iii) independently developed by the other party without reference to Confidential Information, or (iv) required to be disclosed by applicable law, rule, regulation or by order of a court or other governmental entity. Without limiting the foregoing, RRD acknowledges and agrees that EDGR may be required to publicly file this Agreement with the SEC under Form 8-K and/or Form 10-Q.

Each party’s confidentiality and non-disclosure obligations hereunder with respect to Confidential Information will continue during the Term of this Agreement and survive expiration or termination of the Agreement as follows: (i) as to any portion of the Confidential Information that constitutes a trade secret under applicable law, the obligations will continue for as long as continues to treat such information as a trade secret and (ii) as to all other Confidential Information, the obligations will survive for two (2) years.

13. Term and Termination

13.1 This Agreement will begin on the Effective Date and will end on June 1, 2013 (“Term”). Thereafter, the Agreement shall automatically renew for successive one (1) year terms unless either party provide notice of non-renewal not less than six (6) months prior to the end of the Term (or any renewal term, as the case may be).

13.2 Either party may terminate this Agreement upon the occurrence of any of the following events::

a) The defaulting party is in breach of this Agreement, which breach, if capable of being cured, is not cured within thirty (30) days after the non defaulting party gives the defaulting party written notice of such breach; or

b) A party terminates its business activities or becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority.

13.3 The termination of the Merger Agreement for any reason shall have no effect on this Agreement, which shall remain in full force and effect, but only if RRD has made during the initial Term, or, at the time of the termination of the Merger Agreement commits to making, during the initial Term, a total, cumulative amount equal to not less than 800 XBRL filings (or the dollar value thereof) with the SEC using the Software in accordance with the terms hereunder. If RRD has not made this number, or is unwilling to commit to the number subsequent to the termination of the Merger Agreement, EDGR may terminate the Agreement for convenience, upon thirty (30) days written notice to RRD.

13.4 Termination will become effective immediately or on the date set forth in the written notice of termination. Termination of this Agreement will not affect the provisions regarding RRD’s or EDGR’s treatment of Confidential Information, provisions relating to the payment of amounts due and provisions limiting or disclaiming EDGR’s liability, which provisions will survive termination of this Agreement.

13.5 Within fourteen (14) days after the date of termination or discontinuance of this Agreement for any reason whatsoever, RRD shall return the Software, derivative works and all copies thereof, in whole or in part, all related Documentation and all copies thereof, and any other Confidential Information in its possession provided by EDGR. Notwithstanding the foregoing, in the event of the termination of this Agreement for any reason whatsoever, then with respect to any RRD client whose taxonomy has been loaded into the Software prior to the date of termination, RRD shall be permitted to Use the Software to complete the XBRL Services for such clients for the period up to and including each client’s next scheduled filing with the SEC.

14. Non-Assignment/Binding Agreement

Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by RRD, in whole or in part, whether voluntary or by operation of law, including by way of sale of assets, merger or consolidate, without the prior written consent of EDGR, which consent will not be unreasonably withheld.

15. Notices

Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be (a) delivered in person, (b) sent by registered mail return receipt requested, (c) sent by overnight air courier, or (d) by facsimile, in each case forwarded to the appropriate address set forth herein. Either party may change its address for notice by written notice to the other party. Notices will be considered to have been given at the time of actual delivery in person, three (3) business days after posting or one (1) day after (i) delivery to an overnight air courier services or (ii) the moment of transmission by facsimile.

16. Miscellaneous

16.1 Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond the control and without negligence of the parties. Such events, occurrences or causes will include, without limitation, acts of God, strikes, lockouts, riots, acts of war, earthquakes, fire and explosions, but the inability to meet financial obligations is expressly excluded. In the event that any force majeure event hereunder continues for longer than ten (10) days, RRD may terminate this Agreement immediately upon the provision of written notice to EDGR.

16.2 Any waiver of the provisions of this Agreement or of a party’s rights or remedies under this Agreement must be in writing to be effective. Failure, neglect or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time, will not be construed or be deemed to be a waiver of such party’s rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party’s right to make subsequent action.

16.3 If any term, condition, or provision in this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

16.4 This Agreement (including the Schedules and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter. For clarity, this Agreement does not supersede, replace or alter that certain Services Agreement dated September 30, 2008, as amended, between EDGR and RRD.

16.5 This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.

16.6 This Agreement will be interpreted and construed in accordance with the laws of the State of New York, without regard to conflict of law principles. Any and all disputes between the parties that cannot be settled by mutual agreement shall be resolved solely and exclusively in the local and federal courts located within the State of New York, and each party hereby consents to the jurisdiction of such courts and irrevocably waives any objections thereto, including without limitation, on the basis of improper venue or forum non conveniens.

16.7 Within thirty (30) days after the execution of this Agreement, EDGR shall deposit with a mutually agreeable escrow agent a source code version for the Software and data escrow for the Hosting Services/Hosting Environment. EDGR shall, from time to time, replace the source code deposited with the escrow agent with revised versions, if any. RRD shall have the right to audit the source code upon reasonable notice to the escrow agent and EDGR. During the term of this Agreement, the escrow agent shall release the source code to RRD, and RRD shall have a limited license to use the source code, but only if EDGR ceases to make available or becomes unable to maintain the Software, Hosting Services, or Hosting Environment by reason of dissolution, termination of existence, insolvency, assignment for the benefit of creditors, appointment of a receiver that is not later removed, the calling of a meeting of creditors or the voluntary commencement of any proceeding under any bankruptcy or insolvency laws by EDGR.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

RRD:	EDGR:

R.R. Donnelley & Sons Company	EDGAR Online, Inc.

By: /Thomas F. Juhase/	By: /Robert J. Farrell/

Name: Thomas F. Juhase	Name: Robert J. Farrell

Title: President	Title: President & CEO

Date: 5/21/12	Date: 5/21/12